Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

among

NYMEX HOLDINGS, INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC,

GAP COINVESTMENTS CDA, L.P.

and

GAPCO GMBH & CO. KG

Dated: March 14, 2006

i

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated March 14, 2006 (this “Agreement”), among NYMEX Holdings, Inc., a Delaware corporation (the “Company”), General Atlantic Partners 82, L.P., a Delaware limited partnership (“GAP LP”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAP Coinvestments CDA”), and GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment” and together with GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GAP Coinvestments CDA, the “Purchasers”).

WHEREAS, pursuant to the Stock Purchase Agreement, dated November 14, 2005 and as amended on February 10, 2006 (as amended, the “Stock Purchase Agreement”), among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment, the Company has agreed to issue and sell to the Purchasers an aggregate of 8,160,000 shares of Series A Cumulative Redeemable Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”);

WHEREAS, on March 13, 2006, GAP Coinvestments CDA executed a letter agreement to formally become a party to the Stock Purchase Agreement as a “Purchaser” thereunder;

WHEREAS, concurrently herewith, the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GAP Coinvestments CDA and GmbH Coinvestment are entering into the Investor Rights Agreement (as hereinafter defined), pursuant to which the parties thereto have agreed to, among other things, certain first offer rights, preemptive rights, participation rights and certain corporate governance rights and obligations; and

WHEREAS, in order to induce each of the Purchasers to purchase its shares of Preferred Stock, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement the following terms have the meanings indicated:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f) of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, including the Pre-IPO Common Stock and the Conversion Common Stock, or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Common Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4(a) of this Agreement.

“Conversion Common Stock” means all shares of Common Stock other than the Pre-IPO Common Stock.

“Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Designated Holder” means each of the General Atlantic Stockholders, and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GA LLC” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and GAP Coinvestments CDA and the sole member of GapStar, and any successor to such entity.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments CDA” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic Stockholders” means GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GAP Coinvestments CDA, GmbH Coinvestment, any Subsequent General Atlantic Purchaser, any Permitted Transferee (as defined in the Investor Rights Agreement) thereof to whom Registrable Securities are transferred in accordance with Section 2.2 of the Investor Rights Agreement (so long as such agreement is in effect) and Section 10(f) of this Agreement and any Affiliate thereof to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Holders’ Counsel” has the meaning set forth in Section 7(a)(i) of this Agreement.

“Incidental Registration” has the meaning set forth in Section 4(a) of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8(c) of this Agreement.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on The New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or another internationally recognized stock exchange.

“Initiating Holders” has the meaning set forth in Section 3(a) of this Agreement.

“Inspector” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof, among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GAP Coinvestments CDA and GmbH Coinvestment.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Liability” has the meaning set forth in Section 8(a) of this Agreement.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Pre-IPO Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Records” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Registrable Securities” means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders or issued or issuable upon conversion of shares of Preferred Stock and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants acquired by any of the Designated Holders after the date hereof, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof. In each case, the number of shares of Registrable Securities which may be included, or sought to be included, in a Registration Statement shall be limited in accordance with Section 6 and with respect to clause (b) of the prior sentence, the provisions of this Agreement (including, without limitation, the application of a Restricted Period) shall apply to such Registrable Securities as if such Registrable Securities had been acquired pursuant to the Stock Purchase Agreement.

“Registration Expenses” has the meaning set forth in Section 7(d) of this Agreement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act.

“Release” means any action by the Company, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, the Restricted Period.

“Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 180 days thereafter (or such shorter restriction period applicable to any share of Series A-1 Common Stock to the extent that the Company has reduced the duration or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-1 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities), unless a later date is mandated by the second sentence of Section 6(a)(ii), and in such case as of such later date, (y) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 360 days thereafter (or such shorter restriction period applicable to any share of Series A-2 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-2 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities), and (z) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 540 days thereafter (or such shorter restriction period applicable to any share of Series A-3 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-3 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities) so that none of the Registrable Securities shall be subject to a Restricted Period as of such 540th day. Reductions or Releases to allow (i) transfers of shares of Pre-IPO Common Stock (1) to the transferor’s spouse or child, (2) to a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased stockholder or a trust for the sole benefit of such spouse or child, or (6) pursuant to a pledge as collateral or assignment for the benefit of New York Mercantile Exchange, Inc. and clearing members of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc., in each case where the transferee receives the same series of Pre-IPO Common Stock as held by the transferor, (ii) transfers to satisfy claims of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc. or (iii) any redemption by the Company that has been approved by the Board of Directors (clauses (i), (ii) and (iii), collectively, “Permitted Releases”), in each case shall not shorten the Restricted Period.

“S-3 Initiating Holders” has the meaning set forth in Section 5(a) of this Agreement.

“S-3 Registration” has the meaning set forth in Section 5(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in the Company’s Certificate of Incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in the Company’s Certificate of Incorporation.

“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in the Company’s Certificate of Incorporation.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsequent General Atlantic Purchaser” means any Affiliate of GA LLC that, after the date hereof, acquires any Registrable Securities.

“Valid Business Reason” has the meaning set forth in Section 3(a) of this Agreement.

2. General; Securities Subject to this Agreement.

(a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

(c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

3. Demand Registration.

(a) Request for Demand Registration. At any time after 180 days from the consummation of the Initial Public Offering the General Atlantic Stockholders as a group, acting through GAP LP or its written designee (the “Initiating Holders”), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities held by such Initiating Holders stated in such request, which number shall be subject for any such Demand Registration to the holdback agreements set forth in Section 6 below; provided, however, that the Company shall not be obligated to effect more than two such Demand Registrations for the General Atlantic Stockholders. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Each of the Designated Holders may offer its or his Registrable Securities (in addition to the Registrable Securities of the Initiating Holders who have requested a registration under Section 3(a)) under any Demand Registration pursuant to this Section 3(b) (with the number of Registrable Securities that may be included subject to the holdback agreements set forth in Section 6 below). Within ten (10) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder’s Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

(c) Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall constitute a Demand Registration if the failure to become effective is due to a request by the Initiating Holders to withdraw such registration other than as a result of either information about the Company becoming known to the Initiating Holders after the Initiating Holders’ request for a Demand Registration or a change in market conditions after the Initiating Holders’ request for a Demand Registration that is reasonably likely to have a material adverse effect on the ability of the Approved Underwriter to sell all of the Initiating Holders’ Registrable Securities requested to be included in such request at the anticipated price range discussed among the Company and the Initiating Holders at the time of such request; provided, further, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

(d) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

(e) Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating

Holders so elect, the Company shall use its commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall be required to include in the offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the Initiating Holders, pro rata based on the number of Registrable Securities owned by such Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 3(b), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

(f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter shall, in any case, also be approved in their reasonable discretion by the Initiating Holders or S-3 Initiating Holders, as the case may be.

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental Registration. If at any time 180 days after the Initial Public Offering the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”), which number shall be subject for any such Incidental Registration to the holdback agreements set forth in Section 6 below. The Company shall use its commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, (i) if the Registration Statement is proposed by the Company to be filed with respect to an offering of shares of Common Stock for the account of the Company, all of the shares of Common Stock to be offered for the account of the Company or (ii) if the Registration Statement is requested to be filed with respect to an offering of shares of Common Stock for the account or accounts of any stockholder of the Company, other than the Designated Holders, pursuant to registration rights granted in accordance with Section 10(b), all of the shares of Common Stock to be offered for the account or accounts of such other stockholders of the Company initially requesting such Registration Statement; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, and the securities to be offered by any other stockholder of the Company pursuant to registration rights granted in accordance with Section 10(b), pro rata based on the number of Registrable Securities owned by each such Designated Holder and each such other stockholder; and third, any other securities requested to be included in such offering. The Company may postpone or withdraw the filing or effectiveness of an Incidental Registration at any time in its sole discretion.

(b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5. Form S-3 Registration.

(a) Request for a Form S-3 Registration. At any time 180 days after the Initial Public Offering (if the Company is eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities), the General Atlantic Stockholders as a group, acting through GAP LP or its written designee (the “S-3 Initiating Holders”), may make a written request to the Company to register, and the Company shall register, under the Securities Act on Form S-3 (or any successor form then in effect) (an “S-3 Registration”), the number of Registrable Securities held by such S-3 Initiating Holders stated in such request, which number shall be subject for any such S-3 Registration to the holdback agreements set forth in Section 6 below. The Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such S-3 Registration. If requested by the S-3 Initiating Holders such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its commercially reasonable efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (in addition to the Registrable Securities of the S-3 Initiating Holders who have requested an S-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein.

(b) Form S-3 Underwriting Procedures. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse affect on the success of such offering, then the Company shall be required to include in the offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such S-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

(c) Limitations on Form S-3 Registrations. If the Board of Directors, in its good faith judgment, determines that it has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a Registration Statement has been filed relating to a S-3 Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than twice in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 5(a), (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $20,000,000.

(d) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

(e) No Demand Registration. No registration requested by any S-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6. Holdback Agreements.

(a) Restrictions on Public Sale by Designated Holders.

(i) To the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this Section 6(a) or are otherwise subject to similar provisions, each Designated Holder agrees that the number of its Registrable Securities that may be sold, including a sale pursuant to Rule 144 under the Securities Act, that may be offered for sale, contracted for sale (including without limitation any short sale), subject to any option to purchase or subject to any hedging or similar transaction with the same economic effect as a sale, is subject to the applicable Restricted Period. A legend shall be placed on each certificate representing Registrable Securities subject to a Restricted Period to the effect that such

Registrable Securities are subject to the restrictions of the Restricted Period, which legend shall be removed from a certificate upon the end of a Restricted Period applicable to such Registrable Securities.

(ii) Further, and without reducing or affecting any applicable Restricted Period, each Designated Holder agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute identical agreements or are otherwise subject to similar provisions, (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the period beginning on the effective date of the Registration Statement relating to the Initial Public Offering and ending on the date that is 180 days after such effective date (except as part of such registration). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period described in the foregoing sentence the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Section 6(a)(ii) shall continue to apply with respect to Registrable Securities that were subject to a Restricted Period that was scheduled to expire upon the expiration of such 180-day period until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each Designated Holder agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of its Initial Public Offering on terms consistent with this Section 6(a)(ii). Notwithstanding anything to the contrary set forth in this Section 6(a)(ii), any General Atlantic Stockholder may transfer Registrable Securities at any time to any of its Affiliates so long as such Affiliate remains subject to the provisions of this Section 6(a)(ii).

(iii) Further, and without reducing or affecting any applicable Restricted Period, so long as the Designated Holders, in the aggregate, own at least 50% of the Registrable Securities acquired pursuant to the Stock Purchase Agreement, each Designated Holder agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this Section 6(a) or are otherwise subject to similar provisions, (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the period beginning on the effective date of any

Registration Statement of the Company (other than the Registration Statement relating to the Initial Public Offering) and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration). Each Designated Holder agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of an offering described in this Section 6(a)(iii) on terms consistent with this Section 6(a)(iii). Notwithstanding anything to the contrary set forth in this Section 6(a)(iii), any General Atlantic Stockholder may transfer Registrable Securities at any time to any of its Affiliates so long as such Affiliate remains subject to the provisions of this Section 6(a)(iii).

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration).

7. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as expeditiously as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered;

(ii) subject to Sections 3(a) and 5(c), prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided that if the S-3 Initiating Holders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and subject to Sections 3(a) and 5(c), the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including making senior members of management available to participate in “road shows” and other customary information meetings organized by the Approved Underwriter or Company Underwriter; provided that such activities do not unreasonably interfere with such senior members’ responsibilities to the Company;

(vii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(viii) if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(x) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xii) keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(xiv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

(c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

(d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any reasonable fees, charges and expenses of one legal counsel incurred, in the case of a Demand Registration or an S-3 Registration, by the Initiating Holders or the S-3 Initiating Holders, as the case may be, regardless of whether such Registration Statement is declared effective. Notwithstanding the foregoing, in connection with any registration under this Agreement, each seller of Registrable Securities shall pay transfer taxes, if any, attributable to the sale of such seller’s Registrable Securities. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

8. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or, if applicable, notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b), (y) was caused by such Designated Holder’s failure to deliver to such Designated Holder’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Designated Holder with a sufficient number of copies of the same or (z) arises out of or is based upon offers or sales by such Designated Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

(b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers and Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b), (y) for any Liability which was caused by such Designated Holder’s failure to deliver to such Designated Holder’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Designated Holder with a sufficient number of copies of the same or (z) for any Liability which arises out of or is based upon offers or sales by such Designated Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate (subject to the Indemnifying Party’s right to control the defense in accordance with this Section 8(c)) in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which the Indemnified Party is not reasonably able to assert. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations, including the relative benefits received from the offering. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The relative benefits received by the Indemnifying Party and the Indemnified Party shall be deemed to be equal to the total net proceeds (after deducting the underwriters’ discounts and commissions) received by it in the offering. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Rule 144. The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

10. Miscellaneous.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as those remaining under this Agreement as a condition of any such transaction.

(b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement, except that the Company may grant the registration rights held by the General Atlantic Stockholders to any Subsequent General Atlantic Purchaser; provided that, if the Company grants additional registration rights to any other stockholders of the Company, then (i) the Designated Holders shall have incidental “piggy-back” registration rights for their Registrable Securities with respect to any demand registrations by such other stockholders of the Company, (ii) for the purposes of any reduction in the amount of shares of capital stock to be offered under any registration pursuant to such agreement granting such additional registration rights, the securities being registered shall be reduced in the manner set forth in Section 4(a) of this Agreement and (iii) such other stockholder shall be subject to an identical restriction as are set forth in the definition of “Restricted Period” and in Section 6(a) hereof. The Company further covenants and agrees that during the Restricted Period, (i) if the Company amends its certificate of incorporation to reduce or Release, or the Board of Directors reduces or Releases, the periods during which any of the Series A-1 Common Stock, the Series A-2 Common Stock or the Series A-3 Common Stock are subject to restrictions on transfer (other than Permitted Releases), then the Company shall make a corresponding adjustment to the Restricted Period and the number of Registrable Securities subject thereto and (ii) the Company shall not grant to any Person the right to acquire any shares of Common Stock or any options, warrants, or other securities convertible into shares of Common Stock unless such shares of Common Stock are subject to restrictions on transfer identical to the transfer restrictions applicable to the Registrable Securities during the Restricted Period.

(c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) holders of a majority of the Registrable Securities held by the General Atlantic Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 10(d), the Company, without the consent of any other party hereto, may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to this Agreement as a General Atlantic Stockholder.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(i)	if to the Company:

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Telecopier: (212) 301-4568

Attention: Office of the Chairman

with a copy to the General Counsel at the same address as above and with the following facsimile number:

Telecopier: (212) 299-2299

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6518

Telecopier: (917) 777-2204

Attention: Eric J. Friedman, Esq.

(ii)	if to the General Atlantic Stockholders:

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 622-8818

Attention: Matthew Nimetz, Esq.

David A. Rosenstein, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopier: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

(iii)	if to any other Designated Holder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights and related rights of the General Atlantic Stockholders contained in Sections 3, 4 and 5 hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of a General Atlantic Stockholder, automatically transferred to such Affiliate and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, non-transferable. All of the obligations of the Company hereunder shall survive any such transfer. Upon any transfer of registration rights pursuant to the foregoing clause (i), such Affiliate of a General Atlantic Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations (including, without limitation, Section 6(a)) as, a General Atlantic Stockholder and Designated Holder hereunder with respect to its Registrable Securities. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(j).

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(l) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, those certain Terms of Preferred Stock Purchase by GA LLC entered into on September 20, 2005.

(n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(o) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement or the Investor Rights Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

NYMEX HOLDINGS, INC.

By:	/S/ MITCHELL STEINHAUSE
Name:	Mitchell Steinhause
Title:	Chairman and Chief Executive Officer

GENERAL ATLANTIC PARTNERS 82, L.P.

By:	GENERAL ATLANTIC LLC,
its General Partner

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC,
its Sole Member

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

GAP COINVESTMENTS III, LLC

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	A Managing Member

GAP COINVESTMENTS IV, LLC

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	A Managing Member

Signature Page to Registration Rights Agreement

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH,
its General Partner

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	Managing Director

GAP COINVESTMENTS CDA, L.P.

By:	GENERAL ATLANTIC LLC,
its General Partner

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

Signature Page to Registration Rights Agreement

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